EXHIBIT 8

8. LISTING OF SUBSIDIARIES

                                                                                             Country of
                     Name of the Subsidiary                         Name under Which it   incorporation /
                                                                         Operates            residence
----------------------------------------------------------------    --------------------  ---------------
     AF Investimentos, S.G.P.S., Sociedade Unipessoal, Lda.          AF Investimentos         Portugal

                   Leasefactor, S.G.P.S., S.A.                          Leasefactor           Portugal

  BCP Investimento - Banco Comercial Portugues de Investimento,      BCP Investimento         Portugal
                              S.A.

BCP - Participacoes Financeiras, S.G.P.S., Sociedade Unipessoal,    BCP - Participacoes       Portugal
                              Lda.                                      Financeiras

           CrediBanco - Banco de Credito Pessoal, S.A.                  CrediBanco            Portugal
                 Banco Expresso Atlantico, S.A.                       Banco Expresso          Portugal
                                                                         Atlantico

                        Interbanco, S.A.                                Interbanco            Portugal
                                                                         Banco de

             Banco de Investimento Imobiliario, S.A.                   Investimento           Portugal
                                                                        Imobiliario

               Banco Comercial de Macau, S.A.R.L.                   Banco Comercial de         China
                                                                           Macau

           Banco Internacional de Mocambique, S.A.R.L.              Banco Internacional      Mozambique
                                                                       de Mocambique

                       Banque BCP, S.A.S.                               Banque BCP             France

                  Banque BCP (Luxembourg), S.A.                         Banque BCP           Luxembourg

                         NovaBank, S.A.                                  NovaBank              Greece

                Banco ActivoBank (Portugal), S.A.                       ActivoBank            Portugal

                   Banco Mello (Cayman), Ltd.                      Banco Mello (Cayman)    Cayman Islands

            BCP Bank & Trust Company (Cayman) Limited                BCP Bank & Trust      Cayman Islands
                                                                     Company (Cayman)
                 BCP International Bank Limited                      BCP International     Cayman Islands
                                                                           Bank

                      BCP Finance Bank LTD                           BCP Finance Bank      Cayman Islands

                       BCP Finance Company                          BCP Finance Company    Cayman Islands

                   BCP Capital Finance Limited                      BCP Capital Finance    Cayman Islands

                    SottoMayor Bank of Canada                            SottoBank             Canada

                  BPABank National Association                            BPABank               USA

     ServiBanca - Empresa de Prestacao de Servicos, A. C. E.            ServiBanca            Portugal

                        ActivoBank, S.A.                                ActivoBank             Spain

                        Managerland, S.A.                               Managerland            Spain


                                      224